EXHIBIT 10j

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

         This Amended and Restated Credit Agreement (this "Agreement") is entered into as of this 29th day of June, 1998, by and between STATE STREET BANK AND TRUST COMPANY (the "BANK") and QC OPTICS, INC. (the "Borrower") and amends and restates that certain Credit Agreement between the Bank and Borrower dated March 29, 1996, as amended as of July 1, 1997.

                                   BACKGROUND

         WHEREAS, the Borrower has requested that the Bank modify that certain Revolving Line of Credit in favor of the Borrower to provide for borrowings in the principal amount of $2,000,000.00; and

         WHEREAS, the Bank has agreed to continue to provide such a Line of Credit as amended herein and subject to the terms and conditions hereof;

         IN CONSIDERATION THEREOF, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         "AFFILIATE" means a person or entity which is a parent, subsidiary or brother/sister corporation of or a person or entity who or which owns or holds a significant ownership interest in or in which a significant ownership interest is owned or held by, the Borrower.

         "AGREEMENT" means this Credit Agreement, as amended, supplemented, or modified from time to time.

         "BANK'S PRIME RATE" shall mean the rate of interest announced by the Bank in Boston from time to time as its "PRIME RATE".

         "BANKING DAY" shall mean a day on which commercial banks are open for business in Boston, Massachusetts.

         "BORROWING BASE" shall mean as of any time, a sum equal to 80% of all Eligible Receivables.

         In no event shall the Borrowing Base exceed the sum of Two Million ($2,000,000.00) Dollars.

         "COMMITMENT" means the Bank's agreement as set forth in the Bank's Commitment Letter dated June 5, 1998, to make Loans to the Borrower.

         "DEBT" means (1) indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under capital leases; (3) current liabilities in respect to unfunded vested benefits under any plan; (4)
obligations under letters of credit issued for the account of any Person; (5) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (6) obligations secured by any Lien on property owned by the Borrower, whether or not the obligations have been assumed.

         "ELIGIBLE  RECEIVABLES"  shall have the meaning set forth in  Paragraph
2.07 herein.

         "EVENT OF DEFAULT" means any of the events specified in Section 7.01.

         "HEAD OFFICE" means the principal office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), pre or post-judgment attachment or preference, or other security agreement or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "LOANS" shall have the meaning assigned to such term in Section 2.01.

         "LOAN DOCUMENTS" means this Agreement and the Note from the Borrower and all other related documents and instruments executed and delivered by Borrower to the Bank, all of even date herewith, and all extensions, ratifications and modifications thereof, and supplements thereto.

         "MAXIMUM  ADVANCE  LEVEL" shall have the meaning set forth in Paragraph
2.07 herein.

         "NOTE" shall have the meaning assigned to such term in Section 2.04 herein.

         "OBLIGATIONS" means of all the Borrower's Debt to Bank and all of Borrower's other liabilities to Bank of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising regardless of how such Debt liability arises or by what agreement or instrument it may be evidenced, or whether evidenced by any agreement or instrument, including, but not limited, to the Loan, any other Debt or liability of Borrower under this Agreement or any other


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

Loan Document or under any other financing agreement between Bank and Borrower and all obligations of Borrower to Bank to perform acts or refrain from taking any action.

         "OPERATING ACCOUNTS" means all of the Borrower's operating accounts, including, without limitation, all of the Borrower's deposit and disbursement accounts.

         "PERMITTED ENCUMBRANCES" means Prior Liens and other Liens, which the Borrower is permitted to grant, either by the provisions of this Agreement or any other Loan Document, or as described on Schedule 3.01(2) hereto.

         "PERSON" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority, or other entity of whatever nature.

         "QUALIFIED CERTIFIED ACCOUNT" means a Certified Account not considered a Disqualified Account (as defined herein) and not excluded pursuant to Section
2.08 below.

         "SUBSIDIARY OR "SUBSIDIARIES" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

         SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles (GAAP) consistent with that applied in the preparation of the financial statements referred to in Section 4.01, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, except interim financial data may be subject to year-end adjustments.

         SECTION 1.03. CAPITAL ADEQUACY. If after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Agreement), or any change in the interpretation or administration thereof by any governmental authority central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of its commitment to make Loans hereunder by any amount deemed by the Bank to be material, the Borrowers shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank shall have determined to be necessary to compensate it for such reduction. The



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

determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall in the absence of manifest error be conclusive. The Bank agrees to promptly notify the Borrowers in writing of any such determination and not to require payment of such amount unless and until such reduction shall have been effected. At the Borrower's request, the Bank shall demonstrate the basis of such determination.

                                   ARTICLE II
                          AMOUNT AND TERMS OF THE LOAN
                          ----------------------------

         SECTION 2.01. LINE OF CREDIT. The Bank shall from time to time make loans to the Borrower under and pursuant to the terms of this Agreement and the obligations to repay as evidenced under the Note (the "NOTE") of even date, in the form annexed hereto as Exhibit 2.04, in an aggregate amount not to exceed Two Million ($2,000,000.00) Dollars and as further limited as provided in Sections 2.07 and 2.08 below (the "LINE OF CREDIT"). This Agreement is, and is intended to be a, continuing agreement and shall remain in full force and effect for a term ending on June 30, 2000 (the "MATURITY DATE") whereupon all Obligations shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Obligations is otherwise due and payable pursuant to the agreement or instrument evidencing same. The Bank may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Bank's rights and remedies and the Borrower's Obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Obligations outstanding before the receipt of such notice by Bank, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No obligations or liabilities of the Borrower to Bank shall be released until such final and irrevocable payment in full of the Obligations, as described in the preceding sentence. The loans made pursuant to this section, shall be known as the "LOAN" or "LOANS" as the context requires or permits.

         SECTION 2.02. NOTICE AND MANNER OF BORROWING. The Borrower shall give the Bank a request for Borrowing (effective upon receipt) of any Loans under the Line of Credit, specifying the date and amount thereof, which shall be in increments of not less than $10,000.00. Not later than 2:00 P.M. on the date of such request and upon fulfillment of the applicable conditions set forth in
Article III, the Bank will make such Loan available to Borrower in immediately available funds by crediting the amount thereof to Borrower's primary Operating Account with the Bank. In the alternative, the Borrower may utilize the Bank's Liquidity Management Control System ("LMCS").

         SECTION 2.03. INTEREST. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans, at a fluctuating interest rate per annum equal to the Bank's Prime Rate in effect from time to time. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Interest on the Line of Credit



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

shall be paid by debiting the Borrower's primary Operating Account on the first business day of each month.

         SECTION 2.04. NOTE. All Loans relative to the Line of Credit made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with a promissory note of the Borrower in the form of Exhibit 2.04 duly completed and fully executed in the principal amount of Two Million ($2,000,000.00) Dollars, dated the date of this Agreement, payable to the Bank, (the "Note"). The Bank is hereby authorized by the Borrower to endorse on any schedule attached to the Note the amount of each Loan and of each payment of principal received by the Bank on account of the Line of Credit or on any other schedule or record of the Bank, which endorsement shall, in the absence of manifest error, be prima facie as to the outstanding balance of the Loans under the Line of Credit made by the Bank; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.

         SECTION 2.05. PREPAYMENTS. The Borrower may at any time prepay the Note in whole or in part without penalty with accrued interest to the date of such repayment on the amount prepaid. Notwithstanding that the Borrower has made any prepayments under the Line of Credit, Borrower may reborrow any such funds at any time subject to the Bank's discretion as set forth herein.

         SECTION 2.06. UNUSED FEE. In addition to the principal and interest payments required under the Loan the Borrower agrees to pay an ongoing Commitment Fee on the daily unused portion of the facility at the rate of three-eights of one (3/8%) percent per annum, payable monthly in arrears on the first day of each month. The Unused Fee shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

         SECTION 2.07. LIMITATIONS ON LINE OF CREDIT. The aggregate of the Loans outstanding to the Borrower under the Note shall at no time exceed the Borrowing Base, as defined herein (the "Maximum Advance Level"). If, at any time, the aggregate Loans outstanding exceed the Maximum Advance Level, the Borrower shall immediately pay to the Bank such sums as to bring the balance down to the Maximum Advance Level.

         For purposes of this Agreement, the term "Eligible Receivables" shall mean accounts (as defined in the Massachusetts
UCC) owing to the Borrower which meet the following specifications:

         (i) The Account is not more than ninety (90) days from the date of the Invoice, except to the extent of any final acceptance payments on equipment sales in accordance with the Borrower's standard sales agreement (not to exceed twenty (20%) percent of the total Invoice amount) which shall not be more than one hundred-fifty (150) days from the Invoice date;

         (ii) The Account arises from the performance of services or a bona fide sale or lease of goods except that service contracts are specifically excluded herefrom;



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

         (iii) The Account is not subject to a prior assignment, claim, lien or security interest except to subordinated lenders who have entered into a Subordination Agreement with the Bank;

         (iv) The Account is not subject to set-off, credit, allowances or adjustments, except discounts for prompt payment and allowances or adjustments set forth on the original invoice;

         (v) The Account is owned by an account debtor whose place of business is not outside of the United States, unless said account debtor with a foreign place of business has been approved prior thereto by the Bank. The initial list of acceptable account debtors with foreign places of business is attached hereto as Schedule 2.07(v).

         (vi) The Account is not owed by an Affiliate of the Borrower.

         (vii) The Account is not owed from an entity which is owed monies (or other indebtedness) from the Borrower (the "Contra Amount") except that only the Contra Amount portion shall be eliminated from the Qualified Account.

         SECTION 2.08. EXCLUSION OF CERTAIN ELIGIBLE RECEIVABLES FROM THE BORROWING BASE. The Bank shall have the right in its sole discretion at any time and for any reason to exclude any Eligible Receivable from the Borrowing Base except that the Bank shall be obligated to act in a reasonable manner in making any such exclusion.

         SECTION 2.09. CERTIFICATION OF ACCOUNTS. Prior to the making of the first loan relative to the Line of Credit hereunder the Borrower will deliver to the Bank a Certificate, in a form approved by the Bank: (a) listing the Borrower's then existing Accounts Receivable having been earned by performance;
(b) containing such information in respect to such Accounts Receivable as the Bank may request; and (c) containing a calculation of the Borrowing Base as of the date of the Certificate. Thereafter, at predetermined times agreed to by the Bank and the Borrower and prior to the Bank making any Loan, the Borrower will deliver to the Bank similar Certificates in respect to all Accounts Receivable of the Borrower as to which rights have been earned by performance not previously certified to the Bank in such Borrower's possession, and other information requested by the Bank. With each such Certificate, the Borrower will upon request by the Bank, furnish to the Bank such information as to each Account Receivable identified on the Certificate as the Bank may request, together with a duplicate of the invoice, copies of the shipping documents or other evidence of delivery, if any, and all contracts, guaranties, orders and other documents requested by the Bank, or, if the Bank at any time shall relieve the Borrower of the obligation to furnish such documents with such Certificates, the Borrower will keep all such documents segregated and available for inspection by the Bank and will furnish same to the Bank upon request.

                                   ARTICLE III
                              CONDITIONS PRECEDENT
                              --------------------

         SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL LOAN AND SUBSEQUENT LOANS. The agreement of the Bank to make any Loan to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Loan each of the following in form and substance satisfactory to the Bank and its counsel:

         (1) NOTE.  The Note executed by the Borrower;

         (2) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which such Borrower is a party and each other document to be delivered pursuant to this Agreement;

         (3) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. Certificates (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

         (4) OPINION(S) OF COUNSEL FOR THE BORROWER. An opinion of Borrower's counsel, dated as of the date hereof in a form and of such substance as the Bank may reasonably request.

         (5) BORROWING BASE AND ACCOUNTS RECIEVABLE AGING. (i) A Certificate, in a form approved by the Bank: (a) listing the Borrower's then existing Accounts Receivable having been earned by performance; (b) containing such information in respect to such Accounts Receivable as the Bank may request; and (c) containing a calculation of the Borrowing Base as of the date of the Certificate; and (ii) a Certificate, in a form approved by the Bank: (a) listing the Borrower's then existing Accounts Receivable having been earned by performance; and (b) a monthly aging of Borrower's then existing Accounts Receivable.

         (6) OTHER DOCUMENTS. Such other documents or certificate as may be reasonably requested by the Bank, or its counsel and/or as are required under the terms of this Agreement or any Loan Document.

                                   ARTICLE IV
                          REPRESENTATION AND WARRANTIES
                          -----------------------------

         The Borrower represents and warrants to the Bank that:

         SECTION 4.01. FINANCIAL STATEMENTS. The balance sheet of the Borrower as of December 31, 1997 and the related statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by Arthur Andersen and set forth in the Borrower's 1997 Form 10-KSB, a copy of which has been delivered to the Bank, fairly present, in conformity with



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generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and the results of operations and cash flows for such fiscal year, and since the date through which the financial statements cover, there has been (a) no material adverse change in the condition (financial or otherwise), business, or operations of Borrower; (b) no damage, destruction or loss materially adversely affecting Borrower's business; (c) no declaration of making of any dividend or other distribution to stockholders of the Borrower with respect to Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock; (d) no increase in compensation payable or to become payable by Borrower to any of its executive officers or any general wage increase except in the ordinary course of the Borrower's business; or (e) no materially adverse controversy with employees, labor unions or
governmental  agencies.   There  are  no  liabilities  of  Borrower,   fixed  or
contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business.

         SECTION 4.02. LITIGATION. Except as set forth on both Borrower's 1997 Form 10-KSB and on Schedule 4.02, there is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents to which it is a party.

         SECTION 4.03. TAXES. The Borrower has filed all income tax returns, excise tax returns and other tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties. To the Borrower's knowledge, no audit or investigation is presently being conducted with regard to any tax return or tax obligation of Borrower.

         SECTION 4.04. PATENTS/LICENSES/TRADEMARKS. Schedule 4.04 annexed hereto is a listing of all patents and/or patents pending, trademarks, copyrights, licenses and similar agreements in which the Borrower has an interest.

         SECTION 4.05. INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower is a corporation duly incorporated, validly existing, and in corporate good standing under the laws of the state of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to be so qualified would have a material adverse effect on the Borrower's business, operations or financial statements.

         SECTION 4.06. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation;
(2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation,

Regulation U of the Board of Governors of the Federal Reserve System), the violation of which would have a material adverse effect on the business or operations of the Borrower or any order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation; and (6) cause such corporation to be in violation of or default under any such law, rule, regulation, or any such indenture, agreement, lease, or instrument which default would have a material and adverse effect on the business or operation of such corporation or under any order, writ, judgment, injunction, decree, determination or award.

         SECTION 4.07. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, , as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally subject in all instances to general equitable principles.

        SECTION 4.08. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower.

        SECTION 4.09. COMPLIANCE. The Borrower has not materially violated, nor is the Borrower in material violation of, any applicable law or regulation, which violation would have a material and adverse effect on the business or operations of the Borrower, or any order, judgment, or decree. The Borrower is not a party to any contract or other agreement, or subject to any restrictions under its charter documents, bylaws or other corporate instrument, or subject to any order, judgment, rule, regulation, or decree of any court or governmental authority, which materially and adversely affects its business, properties, assets or financial condition or which restricts or otherwise limits its incurring of the Loan or its performance and observance of its Obligations. Neither the execution and delivery by Borrower, nor the compliance by Borrower with the terms and conditions, of this Agreement, or any Loan Document to which Borrower is a party, conflicts or will conflict with, constitutes or will constitute a default under, or results or will result in any violation of, the charter documents or By-laws of Borrower, any award of any arbitrator, to the Borrower's knowledge, any law, any order, judgment, rule, regulation or decree of any court or governmental authority, or any agreement or instrument to which Borrower are a party or any of its property is subject; nor does the same result nor will it result in the creation or imposition of any Lien upon any of its property except the Liens created by this Agreement or any other Loan Document.

         SECTION  4.10.  NO DEFAULTS ON  OUTSTANDING  JUDGMENTS  OR ORDERS.  The
Borrower has satisfied all judgments and the Borrower is not in default with respect to any judgment, writ, injunction, or decree of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, except as set forth in Schedule 4.10.

         SECTION 4.11. OWNERSHIP AND LIENS. The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those reflected on Schedule 3.01(2).

         SECTION 4.12. SUBSIDIARIES AND OWNERSHIP OF STOCK. Except as set forth in Schedule 4.12, there are currently no subsidiaries of Borrower and except as set forth on Schedule 4.12, Borrower has no investments in the stock or securities of any other corporation, firm, trust or other entity.

         SECTION 4.13. OPERATION OF BUSINESS. The Borrower possesses, to the knowledge of the Borrower, all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially now as conducted and as presently proposed to be conducted, and the Borrower is not in any material violation of any rights of others with respect to any of the foregoing.

         SECTION 4.14. NO CHANGE OF NAME.  The Borrower has not in the past five
(5) years changed its name.


         SECTION 4.15. HAZARDOUS MATERIAL. The Borrower, nor to its knowledge, any individual for whose conduct the Borrower is responsible, has ever:

         (a) owned, occupied, or operated a site or vessel on which any hazardous material or oil was or is stored, transported, or disposed of (the terms site, vessel, and hazardous material respectively being used in this Agreement with the meaning given those terms in M.G.L. C. 21E); or

         (b)    directly  or  indirectly   transported,   or  arranged  for  the
                transport of any hazardous material or oil; or

         (c) caused or been legally responsible for any release or threat of release of any hazardous material or oil; or

         (d) received notification from any federal, state, or other governmental authority of any potential or known release or threat of release of any hazardous material or oil from any site or vessel owned, occupied, or operated by the Borrower or any person for whose conduct the Borrower is responsible, and/or of the incurrence of any expense or loss by such governmental entity.

         SECTION 4.16. INTENTIONALLY OMITTED

         SECTION 4.17. DEBT. Schedule 4.17 is a complete and correct list of all credit agreements, indentures, purchase agreements (other than for materials, supplies and services entered into in the ordinary course of business), guaranties, leases (requiring lease payments in the aggregate of $50,000.00 annually), and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         SECTION 4.18. OFFICERS AND DIRECTORS. The officers and directors of the Borrower are as set forth on Schedule 4.18 annexed hereto and upon any changes or additions, the Borrower will promptly notify the Bank in writing.


         SECTION 4.19. ERISA COMPLIANCE. No employee pension benefit plan or other plan (within the meaning of Section 3(2) of the Employees Retirement Income Security Act of 1974, as amended ("ERISA")) which is or was sponsored at any time, by Borrower or any member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1954, as amended
(the "Code"), or any member of a group of commonly controlled trades or businesses (whether or not incorporated) within the meaning of Section 414(c) of the Code of which Borrower is a member ("Plan"): (i) has incurred an "accumulated funding deficiency" (within the meaning of Section 302(a)(2) of ERISA), or which could result in a liability of Borrower (which liability could materially adversely affect the financial conditions of Borrower) under Section 409 of ERISA or Section 4975 of the Code or pursuant to any agreement or statute with respect to liabilities incurred by an person under such sections. No material liability to the Pension Benefit Guaranty Corporation ("PBGC"), to a Plan, or to any participant in or beneficiary of a Plan has been or, to the present knowledge of Borrower, is expected to be incurred with respect to any Plan by Borrower, and there has been no event or condition which presents a risk of termination of any Plan by PBGC. None of the following events has occurred or, to the knowledge of Borrower, is expected to occur, with respect to any multi-employer plan (as that term is defined in Section 3(37) of ERISA) to which any Borrower or any member of a controlled group of corporations or any member of a group of commonly controlled trades or businesses of which Borrower is a member, contributes on behalf of its employees (the "Contributing Employers") which has resulted or could result in any material liability of the Borrower to PBGC, to such multi-employer plan, or to any participant in or beneficiary of such multi-employer plan: (i) a withdrawal, either complete or partial, from any such plan (within the meaning of Section 4203 or Section 4205, respectively, of ERISA) by a Contributing Employer; (ii) the termination of any such plan; or
(iii) the recording of a reorganization index (as defined by Section 4241 of ERISA) in excess of zero by any such plan.

         SECTION 4.20. FULL DISCLOSURE. No representation, warranty, or statement by Borrower contained herein or in any certificate or other document furnished or to be furnished by Borrower pursuant hereto contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

         SECTION 4.21. INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

         SECTION 5.01. MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, subject to year end adjustments, reflecting all financial transactions of the Borrower, including complete records of all accounts of Borrower, as defined in the Massachusetts Uniform Commercial Code.

         SECTION 5.02. MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower shall maintain in full force and effect all rights, patents, licenses, permits and privileges necessary for the proper conduct of its business.

         SECTION 5.03. CONDUCT OF BUSINESS. Continue to engage in the same general type of business as conducted by it on the date of this Agreement.

         SECTION 5.04. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Bank shall reasonably require and as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         SECTION 5.05. COMPLIANCE WITH LAWS. Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, noncompliance with which would have a material and adverse effect on the business and operations of the Borrower.

         SECTION 5.06. RIGHT OF INSPECTION. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants so long as said activities do not unreasonably disrupt the business of the Borrower. In addition to the foregoing, audits by the Bank's auditors shall be conducted on an ongoing basis.

         SECTION 5.07. REPORTING REQUIREMENTS.  Furnish to the Bank:

         (1) SHAREHOLDER NOTICES. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

         (2) SECURITIES AND EXCHANGE COMMISSION FILINGS. Within five business days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-KSB, 10-QSB and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission.

         (3) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower;

         (4) NOTICE OF EVENTS OF DEFAULT. As soon as possible and in any event within ten (10) days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (5)  GENERAL  INFORMATION.   Such  other  information   respecting  the
condition or operations, financial or otherwise, receivables of the Borrower as the Bank may from time to time reasonably request.

         (6) MONTHLY AGING OF RECEIVABLES. Prior to making any Loan hereunder, the Borrower shall furnish the Bank a monthly aging of the Borrower's then existing Receivables as required pursuant to Article III.

         (7) BORROWING BASE CERTIFICATE. Prior to making any Loan hereunder, the Borrower shall furnish the Bank with a Borrower Base Certificate executed by one of the President or Treasurer of the Borrower, certifying to the Bank as to Eligible Receivables and setting forth information with respect to any Eligible Receivable such information as the Bank may reasonably request.

         (8) OFFICER CERTIFICATION. The Borrower will, at the time of delivery to the Bank of the reports referred to in Sections 5.07(6) and (7), deliver to the Bank certificates signed by any individual duly authorized by the Borrower certifying that such individual has reviewed the provisions of this Agreement and stating in his opinion, if such be the fact, that the Borrower has not been and is not in default as to any of the covenants and agreements of the Borrower contained in this Agreement.

         SECTION 5.08. ADDITIONAL DOCUMENTS. From time to time, execute and deliver to the Bank all such other and further instruments or documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

         SECTION 5.09. PAYMENT OF TAXES AND CLAIMS. Pay when due all taxes, assessments, governmental charges or levies imposed upon it or its income for services, labor, materials and supplies, in each of such cases which, if unpaid, might become a Lien or charge upon any of its properties or assets; but Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as (1) the validity thereof shall be contested in good faith by appropriate proceedings, (2) no proceedings in foreclosure or for the sale of any property of Borrower on account of any such tax, assessment, charge, levy of claim shall have been commenced (or such proceedings shall have been stayed pending the disposition of such contest of validity) (3) Borrower shall have set aside on its books adequate reserves with respect thereto and (4) such tax, assessment, charge, levy or claim shall not have caused a material, adverse effect on the Borrower's financial condition.

         SECTION 5.10. ERISA NOTICES. Promptly notify Bank if any time (i) a Plan incurs an "accumulated funding deficiency" (as defined in Sections 412(a) of the Code), whether or not waived; (ii) a "reportable event" (within the meaning of Section 4043(b) of ERISA) occurs with respect to a Plan; (iii) Borrower engages in any transaction which violates Section 406 or Section 407 of ERISA or which could result in a liability under Section 409, 501 or 502 of ERISA or Section 4975 of the Code or pursuant to any agreement or statute with respect to liabilities incurred by any person under such sections, which liability could materially affect the financial condition of such Borrower; (iv) Borrower incurs a material liability to the PBGC or to any participant in or beneficiary of a Plan with respect to any Plan; (v) an event occurs or a condition arises which presents a risk of termination of any Plan by the PBGC;
(vi) Borrower is notified by the Internal Revenue Service or the Department of Labor that the Plan is not or may not be qualified under Section 401(a) of the Code or that the trust established thereunder is not or may not be exempt from tax under Section 501(a) of the Code; (vii) any of the following events occurs with respect to any multi-employer plan (as defined in Section 3(37) of ERISA) to which the borrower or any member of a group of commonly controlled trades or businesses within the meaning of Section 414(c) of the Code of which any Borrower is a member or contributes on behalf of its employees: (A) a withdrawal, either complete or partial, from any such plan (within the meaning of Section 4202 or Section 205, respectively, or ERISA) by a Contributing Employer or a decision by the Contributing Employer to withdraw completely or partially from such plan; (B) the termination of any such plan; or (C) the recording of a reorganization index (as defined by Section 4241 of ERISA) in excess of zero by any such plan.

         SECTION 5.11. BANK ACCOUNTS. Maintain all of its Operating and Deposit Accounts with the Bank.

         SECTION 5.12. COMPLY WITH OTHER COVENANTS AND WARRANTIES. Conform, adhere to, and observe all covenants and warranties contained in any other agreement between the Bank and the Borrower, or instrument furnished by the Borrower to the Bank.

         SECTION 5.13. MAINTENANCE OF EXISTENCE. Preserve and maintain their corporate existence and good corporate standing in the jurisdiction of their incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and in which the failure to be so qualified would have a material adverse effect on the Borrower's business, operations or financial statements.

         SECTION 5.14. USE OF PROCEEDS. Use the proceeds of the Line of Credit only for the working capital needs of the Borrower.

         SECTION 5.15. PAYMENT OF OTHER OBLIGATIONS. The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently defending against any such indebtedness or obligation.

                                   ARTICLE VI
                               NEGATIVE COVENANTS
                               ------------------

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

         SECTION 6.01. LIENS. Create, incur, assume, or suffer to exist, or permit any Subsidiary (if any exist) to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (1) Liens in favor of the Bank;

         (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (3) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, provided they do not adversely affect the final outcome of the Borrower in a material way;

         (4) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement of a capital lease in an amount not to exceed $100,000.00 per year in the aggregate;

         (5) Permitted Encumbrances, as identified on Schedule 3.01(2).

         SECTION 6.02. MERGERS OR DISPOSITION OF ASSETS. Without the prior written consent of the Bank which shall not be unreasonably withheld or delayed, alter the Borrower's capital structure, including, without limitation, sell, transfer or redeem any shares of the Borrower, merge or consolidate with (unless it is the survivor corporation) or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary (if at any time existing) to do so.

         SECTION 6.03. LEASES. Without the prior written consent of the Bank which shall not be unreasonably withheld or delayed, create, incur, assume, or suffer to exist, or permit any Subsidiary (if at any time existing) to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases, of which the total annual obligation under any such lease is not more than $25,000.00, with the aggregate of all such new leases (i.e., leases not in effect at the time of this Agreement) not to exceed $100,000.00.

         SECTION 6.04. SALE OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) for inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; or (3) any sale of other assets, provided any such single sale does not exceed $50,000 and the aggregate proceeds of all such sales in any one fiscal year do not exceed $150,000.00.

         SECTION 6.05. GUARANTIES, ETC. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary (if at any time existing) to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         SECTION 6.06. ADDITIONAL DEBT. Except as otherwise provided above, issue evidence of indebtedness or create, assume, become contingently liable for, or suffer to exist bank debt in addition to Debt to the Bank; provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of Borrower's business other than Debt arising with respect to money borrowed or the issuance of letters of credit for the account of the Borrower both of which shall be prohibited.

         SECTION 6.07. NAME. Change its name without prior written notification to the Bank.

         SECTION 6.08. PLACES OF BUSINESS. Without prior written notice to the Bank, open or operate any place of business other than those places listed on
Schedule 6.08, attached hereto and made a part hereof.

         SECTION 6.09. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or permit any subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or the making of advances to any affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such subsidiary than would obtain in a comparable arm's-length transaction with a Person not an affiliate.

         SECTION 6.10. FINANCIAL COVENANTS. So long as the Note shall remain unpaid or the Bank shall have any commitment under this Agreement:

         (1) QUICK RATIO. The Borrower will maintain a ratio of Quick Assets to current liabilities (excluding Bank Debt and all Subordinated Debt) of not less than 1.75 to 1 and this ratio shall be tested at the end of each calendar quarter. "QUICK ASSETS" shall mean the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States, (c) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Inventor's Service (or a similar organization which rates commercial paper), (d) certificates of deposit or banker's acceptances issued by commercial banks of recognized surplus in excess of one hundred million ($100,000,000.00) Dollars and (e) net receivables as reported in accordance with GAAP on monthly balance sheets.

         (2) The Borrower will maintain a MINIMUM CAPITAL FUNDS level of $7,500,000.00 which will be tested at the end of each quarter.

         "MINIMUM   CAPITAL   FUNDS"   shall  mean   Stockholders   Equity  plus
Subordinated Debt less Intangible Assets, all in accordance with GAAP.

         (3) MAXIMUM DEBT/CAPITAL FUNDS RATIO. The Borrower will maintain a ratio of Maximum Debt (which shall be defined as Total Liabilities exclusive of any subordinated Debt) to Capital Funds which will be tested at the end of each quarter, of not less than 1.0 to 1 from the execution hereof to the Maturity Date.

         (4) MINIMUM EARNINGS TEST. The Borrower will earn (after taxes) a minimum level of Net Income of $500,000.00, which will be tested at each fiscal year end until Maturity.

         (5) DIVIDENDS, ETC. Declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary.

                                   ARTICLE VII
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur:

         (1) The Borrower should fail to pay the principal of, or interest on, the Note as and when due and payable; or

         (2) Any material representation or warranty made or deemed made by the Borrower in this Agreement, or the Borrower in any of the Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made which cannot be cured within thirty (30) days or as reasonably practicable thereafter after receipt of notice from the Bank; or

         (3) The Borrower shall fail to perform or observe any material term, covenant, or agreement contained in any Loan Document (other than the Note) on its part to be performed or observed; or

         (4) The Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower which is evidenced by a Note or other debt instrument as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), (whether or not related to this transaction or owed to the Bank or another Person to the Bank) or (b) fail to perform or observe any material term, covenant, or condition (subject to any applicable grace period contained therein) on their part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (5) The Borrower (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any custodianship, receivership, or trusteeship. Notwithstanding the foregoing if any of the above actions or proceedings whatsoever, are commenced by or against Borrower any such proceeding not instituted by Borrower shall be dismissed or stayed within forty-five (45) days of same, there shall be no Event of Default hereunder; or

         (6) One or more judgments, decrees, or orders for the payment of money in excess of an aggregate of Twenty-Five Thousand ($25,000.00) Dollars in the aggregate shall be rendered against the Borrower or any of their Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or

         (7) Intentionally Omitted.

         (8) The service of any process on the Bank attaching by trustee process any assets of the Borrower held by the Bank; or

         (9) Intentionally Omitted.

         (10)Intentionally Omitted.

         (11)Intentionally Omitted

         (12) The occurrence of any change in ownership or management of the Borrower whereby Eric T. Chase ceases to serve as President, or Jay L. Ormsby ceases to serve as Vice-President of Technology; then, in any such event, the Obligations of the Borrower to the Bank under this Agreement and the other Loan Documents and the Commitment of the Bank hereunder shall, at the Bank's option, and subject to any grace periods provided herein, become immediately due and payable without notice or demand at any time except that upon the occurrence of an event described in 7.01 Subsections (5)(b), (5)(c) or 8 in which event the Obligation shall automatically become due and payable.

         SECTION 7.02. SUSPENSION EVENTS. (a) Upon the occurrence, from time to time, of any Suspension Event (as defined herein) the Bank may suspend the Line of Credit immediately and shall not be obligated, during such suspension, to make any Loans or advances hereunder until the matter giving rise to such Suspension Event has been cured.

         (b) As used herein, the term "SUSPENSION EVENT" means and refers to any occurrence (i) which is an Event of Default or (ii) which would become an Event of Default if the notice and/or the running of the period of time specified for that occurrence were to be given and/or were to run and such occurrence were not cured within any applicable grace period.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         SECTION 8.01. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

         SECTION 8.02. NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and mailed or hand delivered:

         If to the Borrower:                QC OPTICS, INC.
                                            46 Jonspin Road
                                            Wilmington, MA  01887
                                            ATTN: Eric T. Chase, President

         With a copy to:                    Mintz Levin Cohn Ferris
                                            Glovsky & Popeo, P.C.
                                            One Financial Center
                                            Boston, MA 02111
                                            ATTN:  Neil H. Aronson, Esq.

         If to the Bank:                    State Street Bank and Trust
                                            225 Franklin Street
                                            Boston, Massachusetts  02110
                                            Attention: Mr. Bruce Daniels
                                                       Vice-President;

         With a copy to:                    Ron M. Hadar, Esquire
                                            Looney & Grossman
                                            101 Arch Street
                                            Boston, MA  02110;

or such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.02. All such notices and communication shall be effective when deposited in the mail, addressed as aforesaid, overnight mail, registered or certified mail, return receipt requested, or on the day of actual receipt, whichever is the first to occur.

         SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Bank shall not be required to have recourse to any collateral before enforcing its rights or remedies against the Borrower. The Borrower hereby waives presentment and protest of any instrument and any notice thereof.

         SECTION 8.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns,except that the Borrower may not assign or transfer any of their rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

         SECTION 8.05. COSTS, EXPENSES, AND TAXES. The Borrower will pay or reimburse the Bank, on demand, for all reasonable expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with: the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; and after an Event of Default or demand, for the administration, supervision, protection or realization on any collateral held by the Bank as security for any obligation of the Borrower or any other person primarily or secondarily liable with respect thereto; and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents.

         SECTION 8.06.  THIS SECTION INTENTIONALLY DELETED.

         SECTION 8.07. GOVERNING LAW. This Agreement the Note and all other documents hereunder have been made and delivered in the Commonwealth of Massachusetts and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and the Borrower submits to the jurisdiction of Massachusetts for all purposes with respect to this Agreement and all other documents hereunder and its relationship with the Bank.

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY IT MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. THE BORROWER HEREBY CERTIFIES THAT NO

REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO A JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT BANK HAS BEEN INDUCED TO ENTER INTO BANK'S LENDING RELATIONSHIP WITH THE BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

         SECTION 8.08. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 8.09. HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

        SECTION 8.10. TERMINATION. This Agreement shall continue to be fully operative until all transactions entered into, rights or interest created or Obligations incurred have been fully disposed of, concluded or liquidated. The security interest, Lien and rights granted to Bank hereunder shall continue in full force and effect until all Obligations have been satisfied.

        SECTION 8.11 SURVIVAL. Further, the terms of the Commitment Letter dated June 5, 1998, as modified by the Loan Documents, shall survive the Closing.



        SECTION 8.12 Any matter disclosed by Borrower in this Agreement or any Schedule hereto, or excepted from any representation, warranty or covenant of Borrower herein, shall be deemed disclosed for all purposes of this Agreement and to be an exception from all such representations, warranties and covenants.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written and shall take effect as a sealed instrument.

                                       QC OPTICS, INC.
                                       By:

                                       ---------------------------------
                                       Eric T. Chase, President
                                        and Treasurer

                                       STATE STREET BANK AND TRUST COMPANY
                                       By:

                                       ----------------------------------
                                       Bruce S. Daniels, Vice President

                             EXHIBITS AND SCHEDULES
                             ----------------------


        2.04               Form of Promissory Note

        2.07(v)            Acceptable Account Debtors with foreign place of business

        3.01(2)            Permitted Encumbrances

        4.02               Litigation

        4.04               Patents/Licenses/Trademarks

        4.10               Defaults

        4.12               Subsidiaries

        4.17               Debt

        4.18               Officers and Directors

        6.08               Places of Business

                                  EXHIBIT 2.04
                             FORM OF PROMISSORY NOTE

                                SCHEDULE 2.07(v)
                     LIST OF ACCEPTABLE ACCOUNT DEBTORS WITH
                           FOREIGN PLACES OF BUSINESS

                 (As of the Closing Date and subject to change)

                                SCHEDULE 3.01(2)
                             PERMITTED ENCUMBRANCES


                                  SCHEDULE 4.02
                                   LITIGATION

                                      None.

                                  SCHEDULE 4.04
                           PATENTS/LICENSES/TRADEMARKS
                                  SCHEDULE 4.10
                                    DEFAULTS

                                  SCHEDULE 4.12
                     SUBSIDIARIES AND AFFILIATES OF BORROWER


                                      None.

                                  SCHEDULE 4.17
                                      DEBT

                                  SCHEDULE 4.19
                             OFFICERS AND DIRECTORS


                                  SCHEDULE 6.08
                               PLACES OF BUSINESS